Exhibit 10.36

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (this "Agreement") is dated as of April 17, 1998 and is by and between TALBOTS, INC. (the "Borrower"), a corporation duly organized and validly existing under the laws of the State of Delaware, and THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH (the "Bank"), the New York branch of a banking corporation organized under the laws of Japan.

         The Borrower desires the Bank to extend credit to the Borrower, and the Bank agrees to extend credit to the Borrower, all in accordance with the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the Borrower and the Bank hereby agree as follows:

         Section 1.        Definitions and Interpretation.

         As used herein, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

         (b) "Agreement Date" shall mean the date first set above, such date being the date as of which this Agreement was executed and delivered by the parties hereto.

         (c) "Applicable Law" shall mean, anything in Section 13 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

         (d) "Bank's Office" shall mean The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, 1251 Avenue of the Americas, New York, New York 10020-1104.

         (e) "Business Day" shall mean any day except a day (i) which is a Saturday or a Sunday, (ii) on which commercial banks are not required or authorized to remain open for the regular transaction of international and domestic business in the City of New York, or (iii) when used in connection with Loans bearing interest based on the LIBOR rate of interest, on which commercial banks in London, U.K. are not conducting regular business in the London interbank market for Dollar deposits.

         (f) "Credit Agreement Related Claim" shall mean any claim (whether sounding in tort, contract or otherwise) in any way related to, arising out of, or connected with, this Agreement, the Note or the relationships established hereunder or thereunder, whether such claim arises or is asserted before or after the Agreement Date.

         (g) "Credit  Facili1y" shall have the meaning  ascribed to such term in
Section 2 hereof.

         (h) "Credit Facility Termination Date" shall mean April 17, 2000; provided, however, that the Credit Facility Termination Date may be extended for successive periods of one year in accordance with this Section 1(h). If the Borrower desires to so extend the Credit Facility Termination Date, it shall give the Bank an irrevocable written request to that effect at least 13 months before the then current Credit Facility Termination Date (the "Scheduled Termination Date"). Upon its receipt of such a request, the Bank will consider and decide, in its sole discretion, whether to grant the request on or before the date which is one year prior to the Scheduled Termination Date. If the Bank elects to grant the Borrower's request for an extension of the Scheduled Termination Date, the Scheduled Termination Date shall be extended to the first anniversary of the then Scheduled Termination Date, and references herein to the Credit Facility Termination Date shall be to the Credit Facility Termination Date as so extended.

         (i) "Default" shall mean any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         (j) "Dollars" and the sign "$" shall each refer to the lawful currency of the United States of America.

         (k) "Environmental Laws" shall mean as of any date the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act, as such laws have been amended or supplemented, and any similar Federal, state, or local statute, ordinance, rule or regulation in effect.

         (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         (m) "Event of Default" shall have the meaning  ascribed to such term in
Section 11 of this Agreement.

         (n) "Governmental Approval" shall mean any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, a governmental unit.

         (o) "Indebtedness" of any Person shall mean (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) any obligation of another Person which is guaranteed by such Person or, with respect to which, such Person is liable, contingently or otherwise, (iii) the rental obligations of such Person under any leases, (iv) all obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (v) all non-contingent obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding after they become non-contingent, (vi) all obligations of such Person with respect to interest rate and currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency, and (vii) any of the foregoing obligations secured by a Lien on any asset of such Person.

         (p) "Interest Payment Date" shall mean, with respect to any Loan, the day on which accrued interest is payable on such Loan under Section 4 hereof. Each Interest Payment Date shall come at the end of an Interest Period.

         (q) "Interest Period" shall mean, with respect to any Loan, a period commencing on the Business Day when the Loan is made and ending on the same day in the first, third or sixth calendar month thereafter; provided that, (x) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day unless such Business Day shall fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (y) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to clause (z) below, end on the last Business Day of a calendar month, and (z) any Interest Period that would otherwise end after the Credit Facility Termination Date shall end on the Credit Facility Termination Date.

         (r) "LIBOR" shall mean, with respect to any Interest Period for a Loan, the rate of interest per annum which appears on the Reuters Screen LIBO page as the rate at which The Bank of Tokyo-Mitsubishi, Ltd., London Branch will offer Dollar deposits of immediately available funds to first-class banks in the London interbank market (in amounts comparable to the Loan for a period equal to the relevant Interest Period) at 11:00 a.m. London time on the day which is two Business Days before the first day of the relevant Interest Period for such Loan.

         (s) "Lien" shall mean with respect to any property or asset (or any income or profits derived therefrom) of any Person, any mortgage, lien, pledge, attachment, levy, charge or other security interest or encumbrance of any kind upon or in respect of such property or asset (or upon or in respect of any income or profits therefrom), in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise. For this purpose, a Person shall be deemed to own subject to a "Lien" any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such property or asset.

         (t) "Loan" shall mean any loan of Dollars made by the Bank to the Borrower under Section 3 of this Agreement.

         (u) "Materially Adverse Effect" shall mean, (i) with respect to any Person, any materially adverse effect on such Person's assets, liabilities, financial condition or results of operations, (ii) with respect to any contract, agreement or other obligation (other than this Agreement or the Note), any materially adverse effect, as to any party thereto, upon the binding nature thereof or the validity or enforceability thereof and (iii) with respect to any of this Agreement or the Note, any adverse effect, WHETHER OR NOT MATERIAL, on the legality, binding nature, validity or enforceability thereof

         (v) "Maximum Permissible Rate" shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the Bank or (ii) the Bank's being unable to enforce payment of (or, if collected, retain) all or any part of such amount or the interest payable thereon.

         (w) "Overnight Fed Funds Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (and, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by the Bank.

         (x)  "Person"   shall  mean  any   individual,   sole   proprietorship,
corporation, partnership, trust, unincorporated association, mutual company, joint stock company, trade association or other business organization.

         (y) "Post-Default Rate" shall mean a rate of interest per annum equal to the Prime Rate as in effect from time to time plus two percent (2%).

         (z) "Prime Rate" shall mean on any day the higher of (i) the rate of interest per annum determined by the Bank from time to time in the City of New York to be its applicable prevailing "prime rate" and (ii) the Overnight Fed Funds Rate plus one-half of one percent (0.5 %). The Prime Rate may not be the lowest or best rate of interest offered by the Bank to any class of customers. Each change in the Prime Rate shall result in a corresponding change in any interest rate calculated on the basis of the Prime Rate on the day on which such change in the Prime Rate takes effect.

         (aa) "Subsidiary" shall mean, with respect to any Person, any other Person (i) the securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) the other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

         (bb) "Tax" shall mean any federal, state or foreign tax, assessment or other governmental charge or levy (including withholding tax) upon a Person or upon its assets, revenues, income or profits.

         Section 2.        Terms of the Credit.

Upon the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower set forth in Section 8 hereof, the Bank may in its discretion, from time to time during the period from the Agreement Date to the Credit Facility Termination Date, extend credit to the Borrower in the form of Loans on an uncommitted basis (the "Credit Facility "). The aggregate principal amount of all outstanding Loans shall not at any time exceed Twelve Million Dollars (U.S. $12,000,000.00). Within the foregoing limits, the Borrower may request Loans and repay Loans on or after the Agreement Date up to the Business Day before the Credit Facility Termination Date.

         Section 3.        The Loans.

         (a) Each Loan shall be due and payable on a date to be selected by the Borrower and agreed to by the Bank, which shall be the last day of an Interest Period.

         (b) For each Loan, the Borrower shall give the Bank written confirmation of its telephone request to borrow (which notice shall be irrevocable) no later than 2:00 p.m. (New York time) on the disbursement date for such Loan. Each such notice shall specify (i) the requested disbursement date of the proposed Loan, which disbursement date shall be a Business Day, (ii) the amount of such proposed Loan and (iii) the proposed term for the Loan. Such notice for the extension of a Loan shall be (i) executed by a purportedly duly authorized officer of the Borrower and (ii) made by telecopier or telex, to be confirmed in writing or by telephone. The Borrower shall notify the Bank in writing of the names of the respective officers authorized to request Loans on behalf of the Borrower and shall provide the Bank with a specimen signature for each such officer. The proceeds of each Loan which the Bank makes shall be disbursed by the Bank by crediting the Borrower's designated account at the Bank's Office with immediately available funds or in such other manner as may be acceptable to the Borrower and the Bank.

         (c) Subject to Section 6 hereof, the Borrower may at any time and from time to time, prepay Loans in whole or in part together with accrued interest, except that any partial prepayment of a Loan shall be in an amount of at least $1,000,000 and any prepayment of a Loan shall be made on the last day of an Interest Period for the Loan.

         Section 4.        Interest.

         Unless an Event of Default is continuing, each Loan shall bear interest on the outstanding principal amount thereof at the applicable LIBOR rate of interest plus 0.625%. Interest so accrued on each Loan shall be due and payable in arrears to the Bank by the Borrower on the last day of each Interest Period, commencing on the first such date after such Loan is made. Nothing contained in this Agreement or in any other documentation for the Loans shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If the interest payable to the Bank on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall be reduced automatically to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Maximum Permissible Rate, shall be increased by the unpaid amount of such reduction. During a Default, each Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable hereunder shall bear interest at the applicable Post-Default Rate, which interest shall be payable on demand. Interest payable under this Agreement shall be calculated on the basis of (i) a year of 360 days and paid on the actual number of days elapsed in the cases of Loans and amounts bearing interest based on the Overnight Fed Funds Rate and (ii) a year of 365 or 366 days, as the case may be, and paid on the actual number of days elapsed in the cases of amounts bearing interest at the Prime Rate.

         Section 5.        Payments by the Borrower.

         (a) Time, Place and Manner. All payments due to the Bank under this Agreement shall be made to the Bank at the Bank's Office or at such other address in the City of New York as the Bank may designate. Except as otherwise specified in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received at the required place of payment, in Dollars and in funds immediately available, no later than 2:00 p.m. (New York time) on such day.

         (b) No Reductions. All payments due to the Bank under this Agreement shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

         (c) Taxes. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Bank under this Agreement, the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to the Bank such additional amounts as may be necessary so that the net amount received by the Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement. If any Tax is withheld or deducted from any payment due to the Bank under this Agreement, the Borrower shall, within thirty
(30) days after the date of such payment, furnish to the Bank the original or a certified copy of a receipt for such Tax from the applicable taxing authority.

         (d) Extension of Payment Dates. Unless otherwise provided herein, whenever any payment to the Bank under this Agreement shall be due (otherwise than by reason of acceleration) on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment under this Agreement is extended, such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

         (e) Authorization to Charge Accounts. The Borrower hereby authorizes the Bank, if and to the extent any payment due the Bank hereunder is not otherwise made when due, to charge any amount so due against any or all of the accounts of the Borrower with the Bank or any of its Affiliates (as if the Bank and its Affiliates were one and the same entity), with the Borrower remaining liable for any deficiency.

         Section 6.        Loan Repayment and Conversion Costs, LIBOR Funding.

         (a) The Borrower shall pay to the Bank, upon request, such amount or amounts as the Bank determines are necessary to compensate the Bank for any loss, cost or expense incurred by it as a result of any payment or prepayment or conversion of any amount due in respect of any Loan not being made on the date therefor determined in accordance with the applicable provisions of this Agreement. A certificate submitted by the Bank to the Borrower setting forth in reasonable detail the Bank's method for calculating any such loss, cost or expense shall be conclusive absent manifest error.

         (b) Anything in this Agreement to the contrary notwithstanding, if the Bank determines (which determination shall be binding and conclusive) that quotations of interest rates for the relevant deposits in the definition of LIBOR in Section 1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rates of interest for Loans, then the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make any Loans based on such definition.

         Section 7.        Evidence of Indebtedness.

         (a) The Borrower shall issue to the Bank a promissory note (the "Note") in the form of Exhibit A hereto. The Bank may, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Note (or on a continuation of such schedule) appropriate notations evidencing the date, applicable interest rate and amount of each Loan as well as the date and the amount of each principal payment and prepayment with respect thereto and to make similar notations in its internal books and records; provided that, the failure of the Bank to make such a notation on the Note shall not affect any obligation of the Borrower in respect of any Loan.

         (b) The Borrower's obligation to make payments in respect of the Loans with interest in accordance with the terms of this Agreement shall be evidenced by the Note, this Agreement and the other documents and records of the Bank. The Note, this Agreement and the other documents and records of the Bank shall be prima facie evidence of all extensions of credit made by the Bank hereunder.

         Section 8.        Representations and Warranties of the Borrower.

In order to induce the Bank to enter into this Agreement and to extend the Credit Facility to the Borrower, the Borrower hereby represents and warrants the following to the Bank as of the Agreement Date:

         (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power, authority and legal right to conduct its business as now conducted and as contemplated by its certificate of incorporation and by-laws, to make borrowings hereunder, to execute, deliver and perform this Agreement and the Note, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualifications necessary, except that this Section (a)(iii) shall not apply to qualifications the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on the Borrower.

         (b) The Borrower is not in violation of its by-laws or certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement or lease to which the Borrower is a party or by which it may be bound. The execution and delivery of either this Agreement or the Note and the incurrence of the obligations and the consummation of the transactions herein and therein contemplated will not conflict with, or constitute a breach of or default under, the Borrower's by-laws or certificate of incorporation or any material contractual restriction, instrument, indenture, mortgage, agreement or lease to which the Borrower is a party or by which it may be bound, or any law, administrative rule or regulation or court decree.

         (c) Each of this Agreement and the Note has been duly authorized, executed and delivered by the Borrower, and each of this Agreement and the Note constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         (d) No consent, approval, authorization, order, registration or qualification of or with any court, any regulatory authority or other governmental agency or body is required for the execution or delivery of this Agreement or the Note by the Borrower or for the consummation of the transactions contemplated by this Agreement or the Note.

         (e)      No Default has occurred and is continuing.

         (f) As of the date hereof, no material litigation, arbitration, administrative proceeding or any other proceeding or claim before any court, tribunal, governmental authority or any body or Person with judicial or quasi-judicial authority is presently pending or, or to the best of the Borrower's knowledge, threatened against it or any of its assets which has a significant possibility of having a Materially Adverse Effect on the Borrower or its ability to perform under this Agreement or the Note.

         (g) Except as disclosed to the Bank, or except as would not, either singly or in aggregate, reasonably be expected to have a Materially Adverse Effect on the Borrower, the Borrower has not violated or failed to comply with ERISA or any Environmental Laws.

         (h) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 9.        Conditions Precedent.

         (a) The Bank's disbursement of the initial Loan is subject to its receipt of duly executed originals of this Agreement and the Note, each of which shall be in form and substance satisfactory to the Bank.

         (b) The making of each Loan (including the initial Loan) shall be subject to, among other things, the Bank's determination that each of the following conditions has been fulfilled: (i) the Bank shall have received a notice of borrowing prepared and delivered in accordance with the terms of
Section 3(b) hereof; (ii) the Bank shall have received all applicable documents, information and other items required by this Agreement; (iii) each representation and warranty contained in Section 8 hereof shall be true and correct at and as of the date any Loan is made; (iv) no Default shall have occurred and be continuing at the time any Loan is to be made; and (v) such Loan shall not contravene any Applicable Law. Each notice of borrowing shall constitute a representation and warranty by the Borrower made as of the time of the making of the requested Loan that the conditions specified in clauses (iii) and (iv) have been fulfilled as of such time.

         Section 10.       Additional Covenants of the Borrower.

From the date hereof until the Credit Facility shall have been terminated or have expired and all amounts due hereunder are paid in full:

         (a) The Borrower shall (i) preserve and maintain its corporate existence and all of its franchises, licenses, rights and privileges required for the conduct of business, (ii) preserve, protect and obtain all intellectual property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (iii) comply in all material respects with all Applicable Law (including ERISA and Environmental
Laws), (iv) pay or discharge when due all Taxes and all Indebtedness that can be reasonably expected to become a Lien on any of its properties, and (v) take all action and obtain all consents and Governmental Approvals required so that its obligations hereunder and under the Note will at all times be legal, valid and binding and enforceable in accordance with their respective terms.

         (b) The Borrower shall maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Bank.

         (c) The Borrower shall not merge or consolidate with any Person, except that, if after giving effect thereto no Default would exist, this Section 10(c) shall not apply to any merger or consolidation of the Borrower with any one or more Persons, provided that the Borrower shall be the continuing Person.

         (d) The Borrower shall not effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

         (e) The Borrower will compensate the Bank for any loss, cost or expense resulting from the imposition by any government, governmental or regulatory agency or authority or court of reserve requirements, additional reserve requirements, special deposit requirements, capital adequacy requirements, insurance charges, taxes or other assessments or charges (whether or not having the force of law) with respect to the Loans (or with respect to any deposits or other funds acquired to fund the Loans, any other requirement or condition with respect to the Loans, or any such deposits or other funds), the result of which shall be to (A) increase the cost to the Bank of extending credit in respect of the Loans or the transactions contemplated hereunder, (B) reduce the amount of any sum received or receivable by the Bank with respect to the Loans or the return to be earned by the Bank with respect to the Loans or (C) reduce the rate of return on the capital of the Bank allocated to the Loans. A certificate submitted by the Bank to the Borrower setting forth in reasonable detail the Bank's method for calculating any such loss, cost or expense shall be conclusive absent manifest error.

         (f) The Borrower covenants and agrees that this Agreement and the Note will at all times constitute direct, binding and enforceable obligations of the Borrower.

         (g) Promptly upon becoming aware of the existence of any condition or event which could have a Materially Adverse Effect on, or constitute a default or Default under, this Agreement or the Note, the Borrower will provide written notice to the Bank specifying the nature and period of existence thereof and the action the Borrower is taking or propose(s) to take with respect thereto.

         (h) The Borrower shall use the proceeds of the Loans only as working capital and for capital expenditures. None of the proceeds of the Loans shall be used to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Bank, the Borrower will furnish to the Bank statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Federal Reserve Board Regulation U.

         (i) From the Agreement Date, the Borrower shall furnish to the Bank as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower the audited balance sheets of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for such fiscal year. The Borrower shall also provide to the Bank promptly upon its request such data, certificates, reports, statements and other information as the Bank may reasonably request.

         Section 11.       Events of Default.

If any of the following events (each individually referred to herein as an "Event of Default") shall occur:

         (a) the Borrower shall fail to pay in full in the manner provided herein, any principal, interest or other amount due hereunder; or

         (b) the Borrower shall fail to perform, comply with or observe any of its obligations under any of Sections 10(a)(i) (insofar as corporate existence is concerned) and 10(c) through (h) of this Agreement; or

         (c) the Borrower shall fail to perform, comply with or observe any of its obligations under any of Sections 10(a)(i) (insofar as franchises, licenses, rights and privileges are concerned), 10(a)(ii) or 10(j) of this Agreement, which failure continues for a period of thirty (30) days or more after notice thereof to the Borrower from the Bank; or

         (d) the Borrower shall fail to perform, comply with or observe any of its obligations under Section 10(b) of this Agreement, which failure continues for a period of five (5) days or more after notice thereof to the Borrower from the Bank: or

         (e) the Borrower shall fail to perform, comply with or observe any of its obligations under this Agreement (other than obligations covered in Sections 11 (a), 11 (b), 11 (c) or 1 l(d)), which failure continues for a period of ten
(10) days or more after notice thereof to the Borrower from the Bank; or

         (f) any representation or warranty of the Borrower contained herein or in any certificate or document furnished to the Bank shall prove to be incorrect or misleading in any material respect when made; or

         (g) an order shall be made, or an effective resolution passed, for the winding up of the Borrower, or the Borrower shall cease to conduct its businesses substantially in the manner conducted as of the date hereof, or any action approving, initiating or facilitating any of the foregoing in any manner shall be taken by the Borrower; or

         (h) the Borrower: (i) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts mature; or
(ii) shall make an assignment for the benefit of its creditors; (iii) shall petition or apply to any tribunal or other body for the appointment of a custodian, receiver, trustee or the like for it or for a substantial part of its assets, whether domestic or foreign; or (iv) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect and whether domestic, international or foreign; or (v) shall have had any such petition or application filed or any such proceeding shall have been commenced against it, in which an adjudication or appointment is made or order for relief is entered; or (vi) shall be the subject of any proceeding under which a material portion of its assets may be subject to seizure, forfeiture, or divestiture; or (vii) by any act or omission shall indicate its consent to, approval of, or acquiescence in, any such petition, application, proceeding, order for relief, or appointment of a custodian, receiver, trustee or the like; or (viii) shall suffer any such custodianship, receivership, trusteeship, or comparable status; or (ix) shall take any corporate, partnership or other action approving, initiating or facilitating any of the foregoing in any manner; or

         (i) any authorization, consent, approval, registration or license now or hereafter necessary to enable the Borrower to comply with its obligations hereunder or under the Note shall expire, be revoked, be withheld or otherwise be ineffective; or

         (j) (i) any of the Borrower shall fail to pay when due and payable (whether at maturity, by acceleration or otherwise) any principal, premium or interest on any Indebtedness and any such failure(s) to pay shall in the aggregate exceed $50,000 or (ii) the maturity of any such Indebtedness exceeding $50,000 in aggregate shall, in whole or in part, have been accelerated or have been required to be prepaid prior to the stated maturity date thereof in accordance with the terms of any agreement or instrument evidencing, providing for the creation of, or concerning, such Indebtedness; or

         (k) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed pending appeal; or

         (l) any event, condition or circumstance shall have a Materially Adverse Effect on the Borrower;

THEREUPON, the Bank may, in addition to enforcing all other rights and remedies available to it under Applicable Law or any contract, agreement or instrument ,
(i) upon notice to the Borrower, declare the Bank's agreement to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and
(ii) upon notice to the Borrower declare all amounts, if any, not otherwise immediately due under this Agreement or in respect of any Loan to be, and all such amounts shall thereupon become, due and payable to the Bank. Upon the occurrence, of an Event of Default specified in Section 11 (h), automatically and without any notice to the Borrower, the agreements of the Bank to make Loans hereunder shall be terminated and all amounts, if any, not otherwise immediately due under this Agreement or in respect of any Loan shall be immediately due and payable to the Bank. Presentment, demand, protest or notice of any kind (other than the notice provided for in the immediately preceding sentence) are expressly waived, anything in this Agreement to the contrary notwithstanding.

         Section 12.       Illegality.

         If, after the date of this Agreement, the adoption of any Applicable Law, any change therein or any change in the interpretation or administration thereof by any government, governmental agency or authority, court, tribunal, central bank or other comparable body charged with the interpretation or administration thereof or compliance by the Bank with any subsequently adopted interpretation, request, guideline or directive (whether or not having the force of law) of any such government, governmental agency or authority, court, tribunal, central bank or other comparable body shall make it unlawful or impossible for the Bank to maintain this Agreement or any Loan, then the Bank shall so notify the Borrower and no Loans not permitted under Applicable Law shall be made and all outstanding Loans not permitted under Applicable Law shall become due and payable, without premium or penalty, immediately upon the Borrower's receipt of such notice (or on such earlier date as may be required by such Applicable Law, interpretation, guideline, request or directive). To the extent permitted under Applicable Law, Loans so accelerated shall be converted to Loans bearing interest based on a different rate available hereunder.

         Section 13. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflicts of law or choice of law principles. The Borrower irrevocably agrees that any Credit Agreement Related Claim may be brought in any Federal or New York State court located in the City of New York, and, by the execution and delivery of this
Agreement, the Borrower hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts. The Borrower also hereby waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

         Section 14.       Miscellaneous.

         (a) The Borrower shall, on demand, pay or reimburse the Bank for all reasonable fees, costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by the Bank) incurred, and all payments made, and indemnify and hold the Bank harmless from and against all losses suffered, by the Bank in connection with, arising out of, or in any way related to (i) protecting, preserving, exercising or enforcing any of the rights of the Bank under or related to this Agreement or the Note or (ii) any Credit Agreement Related Claim (whether asserted by the Bank or any other Person except the Borrower and whether asserted before or after the date hereof); provided, that, the Borrower shall not be responsible for any fees, costs, expenses or other liabilities which, are determined by a court of competent jurisdiction to be a direct result of the Bank's gross negligence or willful misconduct.

         (b) Unless otherwise provided herein, any notice or communication required to be delivered under this Agreement, or any agreement or instrument required to be delivered hereunder (the "Notices") shall be in writing and shall be sent by registered or certified U.S. mail (postage prepaid and return receipt requested) by a reliable hand-delivery or overnight courier service or by telecopier, to be confirmed immediately by sending the original documentation by registered or certified U.S. mail or by a reliable hand-delivery or overnight courier service. Notwithstanding the foregoing sentence, Notices may be given by telephone if confirmed in writing within twenty-four (24) hours by sending a written version thereof by a reliable hand-delivery or overnight courier service. In the event of a discrepancy between any telephonic Notice and any written confirmation thereof, such written confirmation shall be deemed effective notice except to the extent that the Bank has acted in reliance on such telephonic Notice. All Notices shall be delivered or otherwise conveyed to the parties at their respective addresses and telephone and telecopier numbers as follows: (i) if to the Borrower, at Talbots, Inc., 175 Beal Street, Hingham, Massachusetts 02043, Telephone: (781) 749-7600, Facsimile: (781) 749-0865; (ii)
if to the Bank, at The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, 1251 Avenue of the Americas, New York, New York 10020-1104, Attention: Mr. M. Yoshioka, Telephone: (212) 782-4463, Telecopier: (212) 782-6435; or (iii) at such other addresses and telephone and telecopier numbers as either party shall designate to the other party in writing. Except as otherwise expressly set forth herein, all Notices shall be effective as against the Bank only upon the receipt thereof.

         (c) No modification or waiver of any provision of this Agreement, the Note or any other instrument or agreement required hereunder, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then in each such event such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (d) The terms and provisions of this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided. however, that the Borrower shall not assign any interest in this Agreement or any of the Borrower's rights, duties, or obligations hereunder or thereunder.

         (e) No delay or omission to exercise any right, power, or remedy accruing to the Bank upon any breach or default of the Borrower under this Agreement or any instrument or agreement required hereunder shall impair any such right, power, or remedy of the Bank, nor shall it be considered to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; and no waiver by the Bank of any single breach or default shall be deemed a waiver of any other breach or default theretofore and thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any waiver on the part of the Bank of any provision or condition of this Agreement must be in writing specifically set forth. No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every such remedy either under this Agreement or by law or otherwise afforded to the Bank, shall be cumulative and not alternative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         (f) Nothing in this Agreement shall be deemed a waiver or prohibition of the Bank's rights of banker's lien or setoff.

         (g) This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be deemed to be an original and but all of which taken together shall constitute one and the same Agreement.

         (h) The Bank may assign or grant a participation interest in all or any portion of this Agreement, the Loans or the Note to any Person upon such terms and conditions as the Bank may determine. The Borrower shall, from time to time at the request of the Bank, execute and deliver to the Bank or to such party or parties as the Bank may designate, any and all further instruments as may in the opinion of the Bank be necessary or advisable to give full force and effect to any transfer contemplated by this Section 14(h).

         (i) Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with the accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

         IN WITNESS WHEREOF, the Borrower and the Bank, acting through their duly authorized representatives, have caused this Credit Agreement to be duly executed in duplicate counterparts in the English language and signed in their respective names the day and year first above written.

                                     TALBOTS, INC.



                                 By: /s/ Edward L. Larsen
                                    ------------------------------------------
                                 Name: Edward L. Larsen
                                 Title: Senior Vice President, Finance and CFO



                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                   New York Branch



                                 By:
                                    ------------------------------------------
                                  Name:
                                  Title:

                                                           Exhibit A to
                                                           Credit Agreement



                                  TALBOTS, INC.

                                 Promissory Note

                                 April 17, 1998

         FOR VALUE RECEIVED, TALBOTS, INC. (the "Borrower") hereby promises to pay to the order of The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (the "Bank") the principal amount of Twelve Million lawful U.S. dollars (U.S. $12,000,000.00), or, if less, the principal amount of all Loans outstanding, on the dates and in the amounts specified in the Credit Agreement referred to below, and to pay interest on such principal amount on the dates and at the rates specified in such Credit Agreement. All payments due the Bank hereunder shall be made to the Bank at the place, in the type of money and funds, and in the manner specified in such Credit Agreement.

         Each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan and each payment and prepayment with respect thereto.

         Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

         This Note evidences Loans made under, and is entitled to the benefits of, the Credit Agreement, dated as of April 17, 1998, between the Borrower and the Bank, as the same may be amended from time to time. Reference is made to such Credit Agreement, as so amended, for provision relating to the prepayment and the acceleration of the maturity hereof.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                          TALBOTS, INC.



                                    By:  EDWARD L. LARSEN
                                       -----------------------------------------
                                    Name: Edward L. Larsen
                                    Title:  Senior Vice President, Finance & CFO